As filed with the Securities and Exchange Commission on July 7 , 2016
Registration No. 333-212317

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Amendment No. 2 to Form S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	74-2415696 (I.R.S. Employer Identification No.)

110 Wild Basin Road, Suite 100 Austin, Texas 78746 (512) 437-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Goepel Chief Executive Officer 110 Wild Basin Road, Suite 100 Austin, Texas 78746 (512) 437-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Jeffrey C. Robbins Messerli & Kramer P.A. 100 South Fifth Street, Suite 1400 Minneapolis, Minnesota 55402 (612) 672-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐		Accelerated filer	☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Debt securities
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Debt warrants
Equity warrants
Rights
Units
Total	$30,000,000	$3,021.00	(5)

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. At no time will the aggregate maximum offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6.
(2)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-212317) is being filed solely for the purpose of filing a replacement Exhibit 23.1. Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement and, accordingly, such prospectus has not been included.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by Asure Software, Inc. in connection with the sale of the securities being registered hereby.
Amount to be Paid
Securities and Exchange Commission registration fee	$3,021
Blue sky qualification fees and expenses	(1)
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees	(1)
Trust fees and expenses	(1)
Miscellaneous expenses	(1)

Total

(1) These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances.
ITEM 15. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for monetary damages for a breach of their fiduciary duty of care as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. As permitted by the DGCL, our certificate of incorporation provides that:
•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•	the rights provided in our certificate of incorporation are not exclusive.
See also the undertakings set out in response to Item 17.

ITEM 16.                                Exhibits.
A list of exhibits filed herewith is set forth in the Exhibit Index and is incorporated herein by reference.
ITEM 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
Provided , however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 7th day of July, 2016.
ASURE SOFTWARE, INC.

By: /s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Patrick Goepel	Chief Executive Officer and Director	July 7, 2016
Patrick Goepel	(Principal Executive Officer)

/s/ Brad Wolfe	Chief Financial Officer (Principal	July 7, 2016
Brad Wolfe	Financial and Accounting Officer)

/s/ David Sandberg	Chairman of the Board of Directors	July 7, 2016
David Sandberg

/s/ Adrian Pertierra	Director	July 7, 2016
Adrian Pertierra

/s/ Matthew Behrent	Director	July 7, 2016
Matthew Behrent

/s/ J. Randall Waterfield	Director
J. Randall Waterfield		July 7, 2016

EXHIBIT INDEX
Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1(1)	Restated Certificate of Incorporation
3.2(2)	Certificate of Amendment to the Restated Certificate of Incorporation
3.3(3)	(Second) Certificate of Amendment to the Restated Certificate of Incorporation
3.4(4)	Amended and Restated Bylaws
4.1	Form of Common Stock Certificate
4.2(5)	Amended and Restated Rights Agreement dated as of October 28, 2009 between Forgent Networks, Inc. and American Stock Transfer & Trust Company
4.3(6)	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock
4.4(7)	Form of Rights Certificate
4.5*	Form of Preferred Stock Certificate
4.6*	Form of Debt Security
4.7*	Form of Debt Warrant
4.8*	Form of Equity Warrant
4.9†	Form of Indenture
4.10*	Form of Rights Agent Agreement
4.11*	Form of Unit Agreement
5.1†	Opinion of Messerli & Kramer P.A.
12.1†	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Ernst & Young LLP
23.2 †	Consent of Marcum LLP
23.3†	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)
24.1†	Power of Attorney
25.1*	Statement of Eligibility of Trustee on Form T-1

(1)	Filed on December 15, 2004, as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004.
(2)	Filed on December 29, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated December 24, 2009.
(3)	Filed on May 23, 2012, as Appendix C to our Definitive Proxy Statement on Schedule 14A.
(4)	Filed on September 27, 2012, as Exhibit 10.1 to our Current Report on Form 8-K dated September 21, 2012.
(5)	Filed on October 28, 2009, as Exhibit 4.2 to our Current Report on Form 8-K dated October 28, 2009.
(6)	Filed on October 28, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated October 28, 2009.
(7)	Filed on October 28, 2009, as Exhibit 4.1 to our Current Report on Form 8-K dated October 28, 2009.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
†	Previously filed with this Registration Statement.
**	Filed herewith.